Rule 424(b)(2)
Registration Nos. 33-56615
                                 NASD File No. 941128001

PRICING SUPPLEMENT NO. 140
Dated November 1, 1995, to Prospectus
Supplement dated January 26, 1995
and Prospectus dated January 26, 1995


                   LEHMAN BROTHERS HOLDINGS INC.
                    Medium-Term Notes, Series E
                         (Floating Rate)
       Due from Nine Months to 30 years from Date of Issue


Price to Public: 100%     Initial Interest Rate:  Three (3) Month
Agent's Commission: .50%                          LIBOR Telerate
                                                 posted on 11/2/95
Interest Rate Basis:
(  ) Treasury Rate                 Original Issue Date: 11/6/95
( X) LIBOR - 3 month               Maturity Date: 11/6/00
(  ) Commercial Paper Rate         Maximum Interest Rate:______%
(  ) Federal Funds Effective Rate  Minimum Interest Rate:______%
(  ) Prime Rate                    Spread Multiplier:__________%
(  ) Other                         Spread (+ -) +.65%

Index Maturity: 3 month

Interest Payment Period:  Quarterly

Interest Reset Period:   Quarterly

Interest Reset Dates: 6th day of February, May, August, November

Interest Determination Dates: Two (2) business days prior to interest payment dates

Interest Payment Dates: 6th day of February, May, August, November
                       and at maturity

The aggregate principal amount of this offering is $5,000,000 and relates only to Pricing Supplement No. 140. Medium-Term Notes, Series E may be issued by the company in aggregate principal amount of up to $5,267,500,000 and, to date, including this offering, an aggregate of $4,525,900,000 Medium-Term Notes, Series E has been issued and $2,662,865,000 are outstanding.